As filed with the Securities and Exchange Commission on June 5, 2000

                                               Registration No. 333-______

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                    ----------------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                         CAVION TECHNOLOGIES, INC.
                         -------------------------
            (Exact name of issuer as specified in its charter)

                     Colorado                            84-1472763
                     --------                            ----------
             (State of incorporation)             (I.R.S. Employer ID No.)

  6446 South Kenton Street, Englewood, Colorado            80111
  ---------------------------------------------            -----
     (Address of Principal Executive Offices)            (Zip Code)

                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                        EQUITY INCENTIVE PLAN 1999
                        --------------------------
                         (Full title of the Plan)

                              David J. Selina
                         Cavion Technologies, Inc.
                         6446 South Kenton Street
                            Englewood, CO 80111
                            -------------------
                  (Name and address of agent for service)

                              (720) 875-1900
                              --------------
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

   Title of                     Proposed        Proposed
  securities       Amount       maximum         maximum       Amount of
    to be          to be     offering price    aggregate     registration
  registered     registered    per share     offering price      fee
------------------------------------------------------------------------
Common Stock
$.0001 Par
Value(1)          245,000        $7.75         $1,898,750      $501.27

(1) The price is set forth solely for the purposes of calculating the fee and is based on the last price reported to the National Association of Securities Dealers Automated Quotation System on May 26, 2000.

THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY CAVION TECHNOLOGIES, INC. ON DECEMBER 23, 1999, FILE NUMBER 333-93579, ARE INCORPORATED HEREIN BY REFERENCE.

                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 2nd day of June, 2000.

                                     CAVION TECHNOLOGIES, INC.


                                     By:  /s/ David J. Selina
                                        ---------------------------------
                                        David J. Selina, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/David J. Selina                           Date: June 2, 2000
-------------------------------------
David J. Selina,
Director, President, Chief Executive
Officer, Principal Executive Officer
and Chief Operating Officer


/s/Marshall E. Aster                         Date: June 2, 2000
-------------------------------------
Marshall E. Aster, Vice President,
Chief Financial Officer and Principal
Financial and Accounting Officer


/s/Stephen B. Friedman                       Date: June 2, 2000
-------------------------------------
Stephen B. Friedman, Director


/s/Jeffrey W. Marshall                       Date: June 2, 2000
-------------------------------------
Jeffrey W. Marshall, Director


/s/John R. Evans                             Date: June 2, 2000
-------------------------------------
John R. Evans, Director


                                             Date:
-------------------------------------
David E. Maus, Director



                               EXHIBIT INDEX

4    Equity Incentive Plan dated May 30, 2000
5    Opinion of Gorsuch Kirgis LLP
23.1 Consent of Arthur Andersen LLP
23.2 Consent of Gorsuch Kirgis LLP (contained in its opinion at
     Exhibit 5)

     All of the foregoing exhibits are filed herewith electronically